UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2011

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 8.01	Other Events

As previously disclosed, on October 4, 2011, a company controlled by our sole officer and director, called a loan outstanding to them. The loan was secured under a general security agreement over all of the assets of our company. As per Clause 7(a) of the Security Agreement our company is required to hold in trust and transfer to the lender any funds received from our security interest until all principle and accrued interest has been paid.

At the instruction of the lender, on December 28, 2011, we entered into an Assignment and Bill of Sale between our company, Eden Energy Colorado LLC, our Colorado subsidiary and Koch Exploration Company LLC, the operator of our Colorado properties, wherein we agreed to sell to Koch all of our producing gas assets located in Colorado, and one half of our interest in the leases below the base of the Isles formation, for proceeds of $500,000. In accordance with the agreement, the leases and wells were transferred to Koch and the sale closed on December 29, 2011.

The proceeds of the sale of our Colorado assets have been paid to the lender reducing the amount owed to the lender to $646,671.

Item 9.01	Financial Statements and Exhibits

10.1	Assignment and Bill of Sale with Koch Exploration Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe
Donald Sharpe
President and Director

Date: January 19 , 2012